UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 13, 2024
 Newpark Resources, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-02960	72-1123385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9320 Lakeside Boulevard,	Suite 100
The Woodlands,	Texas	77381
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (281) 362-6800

Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	NR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Definitive Material Agreement.
Purchase Agreement
On September 13, 2024, Newpark Resources, Inc. (“Newpark” or the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with Newpark Fluids Systems LLC, a Delaware limited liability company and an affiliate of SCF Partners (the “Purchaser”). Pursuant to, and subject to the terms and conditions set forth in the Purchase Agreement, the Company sold all of the issued and outstanding equity of Newpark Drilling Fluids LLC, a Texas limited liability company, which included substantially all of the Company’s Fluids Systems segment (“Fluids Systems”), to the Purchaser for a base sale price of $127.5 million, adjusted by $43 million to reflect lower estimated working capital conveyed at closing as compared to the average 2023 net working capital balance, accrued taxes and certain other liabilities, and $10 million of outstanding debt (the “Sale Transaction”). Net Sale Transaction consideration is $56 million, which reflects $70 million of cash proceeds received at closing, net of $19 million of foreign cash conveyed with Fluids Systems, along with a $5 million interest-bearing seller note payable to the Company. The final purchase price remains subject to customary adjustments based upon final working capital, accrued taxes and certain other liabilities, debt and cash conveyed at closing. The Company intends to use the proceeds towards a combination of organic investments in its composite matting fleet, opportunistic inorganic growth, and share buybacks under its existing $50 million share repurchase authorization.
The Purchase Agreement contains customary representations and warranties by the Company and the Purchaser. The representations and warranties of each party set forth in the Purchase Agreement have been made solely for the benefit of the other party to the Purchase Agreement and their respective affiliates, and such representations and warranties should not be relied on by any other person. In addition, such representations and warranties (a) have been qualified by disclosure schedules that the parties have delivered in connection with the execution of the Purchase Agreement, (b) are subject to the materiality standards set forth in the Purchase Agreement, which may differ from what may be viewed as material by investors, (c) in certain cases, were made as of a specific date, and (d) may have been used for purposes of allocating risk between the respective parties rather than establishing matters of fact. Accordingly, no person should rely on the representations and warranties as characterizations of the actual state of facts. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the execution of the Purchase Agreement.
The Purchase Agreement contains covenants and indemnification provisions which are believed to be customary for transactions of this type. Certain of the parties’ respective indemnity obligations only apply with respect to aggregate liabilities in excess of specified thresholds, are subject to caps and are only effective for specified periods of time.
Pursuant to the Purchase Agreement, at the closing of the Sale Transaction, the parties and certain of their respective affiliates entered into various agreements in connection with the Sale Transaction, including (a) an intellectual property license agreement pursuant to which the Company may utilize certain trademarks and other licensed marks of the conveyed to Purchaser in the Transaction; (b) an intellectual property assignment agreement pursuant to which the Company is assigning certain trademarks to Purchaser; and (c) a transition services agreement pursuant to which the parties thereto will provide certain services to each other for a specified period of time after the Closing Date.
The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 herewith.
Amendment to Credit Agreement
On September 13, 2024, the Company and certain of its subsidiaries, as borrowers, entered into the First Amendment to Second Amended and Restated Credit Agreement (the “First Amendment”) with Bank of America, N.A., as administrative agent, swing line lender and letter of credit issuer, and certain other bank lenders, which amends the Second Amended and Restated Credit Agreement, dated as of May 2, 2022 (the “Credit Agreement” and as amended by the First Amendment, the “Amended Credit Agreement”).
The First Amendment amends the Credit Agreement to, among other things, (i) release Newpark Drilling Fluids from its obligations as a borrower under the Credit Agreement, (ii) reduce the aggregate commitments under the Credit Agreement from $175 million to $100 million, (iii) reduce the aggregate letter of credit sublimit under the Credit Agreement from $15 million to $10 million, (iv) provide that the financial covenant requiring the Consolidated Leverage Ratio (as defined in the Credit Agreement) to be less than or equal to 4.00 to 1.00 is tested for each fiscal quarter (beginning the fiscal quarter ending June 30, 2024), instead of being tested only when availability under the Credit Agreement is below 40% of the borrowing base, (v) consent to the Sale Transaction and (vi) decrease certain other thresholds proportionally with the decreased commitments under the Credit Agreement.

Certain of the lenders under the Amended Credit Agreement and their affiliates have in the past provided, and may from time to time in the future provide, commercial banking, financial advisory, investment banking, and other services to the Company.
The foregoing summary of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the First Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 2.01 Completion of Acquisition or Disposition of Assets.
The information with respect to the Purchase Agreement provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.
The unaudited pro forma condensed consolidated financial information of the Company, together with the related notes thereto, giving effect to the consummation of the Sale Transaction is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information with respect to the First Amendment provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.
Item 2.06 Material Impairments.
In connection with the Sale Transaction, the Company has determined that the current carrying value of Fluids Systems exceeds the agreed purchase price less costs to sell. Accordingly, the Company will recognize a pre-tax impairment charge of approximately $200 million in the third quarter of 2024, which includes an approximately $65 million non-cash charge for the reclassification of cumulative foreign currency translation losses related to Fluids Systems.
The impairment charge that the Company expects to incur in connection with the Sale Transaction is subject to a number of assumptions, and the actual amount of impairment charge may differ materially from the amount currently estimated by the Company.
Item 7.01 Regulation FD Disclosure.
On September 13, 2024, the Company issued a press release announcing the Sale Transaction. A copy of the press release is being furnished and is attached as Exhibit 99.2 hereto and incorporated herein by reference.
The information referenced under Item 7.01 (including Exhibit 99.2 referenced in Item 9.01 below) of this Current Report on Form 8-K is being “furnished” under “Item 7.01. Regulation FD Disclosure” and, as such, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information referenced under Item 7.01 (including Exhibit 99.2 referenced in Item 9.01 below) of this Current Report on Form 8-K shall not be incorporated by reference into any registration statement, report or other document filed by Newpark pursuant to the Securities Act of 1933, as amended (the “Securities Act”), except as shall be expressly set forth by specific reference in such filing.
FORWARD-LOOKING STATEMENTS
This report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. Newpark may also provide oral or written forward-looking statements in other materials the Company releases to the public. Words such as “will,” “may,” “could,” “would,” “should,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” and similar expressions are intended to identify these forward-looking statements but are not the exclusive means of identifying them. These forward-looking statements reflect the current views of Newpark management as of the filing date of this report; however, various risks, uncertainties, contingencies, and other factors, some of which are beyond the Company’s control, are difficult to predict and could cause actual results, performance, or achievements to differ materially from those expressed in, or implied by, these statements.
Newpark assumes no obligation to update, amend, or clarify publicly any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by securities laws. In light of these risks, uncertainties, and assumptions, the forward-looking events discussed in this report might not occur.
Further information regarding these and other factors, risks, and uncertainties that could cause actual results to differ, are set forth in Newpark’s annual report on Form 10-K and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this Form 8-K. Newpark assumes no obligation to provide any revisions to, or update, any projections and forward-looking statements contained in this Form 8-K.

Item 9.01     Financial Statements and Exhibits.
(b) Pro Forma Financial Information.
The following unaudited pro forma financial information of the Company is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference:
•Unaudited pro forma condensed consolidated balance sheet as of June 30, 2024; and
•Unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2024 and for the years ended December 31, 2023, December 31, 2022, and December 31, 2021.
(d) Exhibits.

Exhibit No.	Description
2.1*†	Purchase Agreement, dated as of September 13, 2024, by and between Newpark Resources, Inc. and Newpark Fluids Systems LLC.
10.1
First Amendment to Second Amended and Restated Credit Agreement dated September 13, 2024 by and among Newpark Resources, Inc., Newpark Drilling Fluids LLC, Newpark Mats & Integrated Services LLC, Newpark Mineral Grinding LLC, Dura-Base Nevada, Inc. and Newpark Real Estate Holdings LLC, as borrowers, Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer, and the other Lenders party thereto.

99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements of Newpark Resources, Inc.
99.2	Press Release issued by Newpark Resources, Inc., dated September 13, 2024.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.
* Schedules and exhibits have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Newpark will furnish copies of such schedules and exhibits to the U.S. Securities Exchange Commission upon request.
† Portions of this exhibit are redacted pursuant to Item 601(b)(2)(ii) of Regulation S-K. Newpark will promptly furnish supplementally an unredacted copy of the exhibit to the U.S. Securities and Exchange Commission upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWPARK RESOURCES, INC.
(Registrant)

Date:	September 17, 2024	By:	/s/ Gregg S. Piontek
Gregg S. Piontek
Senior Vice President and Chief Financial Officer